Exhibit 3.3

CERTIFICATE OF SECOND AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

KODIAK GAS SERVICES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being an authorized officer of Kodiak Gas Services, Inc., a Delaware corporation (the “Company”), hereby certifies the following:

FIRST: The name of the Company is Kodiak Gas Services, Inc.

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on December 20, 2018.

THIRD: The Certificate of Amendment to the Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on December 2, 2022.

FOURTH: The EIGHTH section of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“EIGHTH. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer, as applicable, of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer, as applicable of the Corporation existing at the time of such amendment, repeal, adoption or modification.”

FIFTH: This second amendment to the Certificate of Incorporation of the Company was approved by the Board of Directors of the Company.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Certificate of Second Amendment to be duly executed this 28th day of April, 2023.

KODIAK GAS SERVICES, INC.

By:	/s/ Kelly M. Battle
Name:	Kelly M. Battle
Title:	Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary